UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        October 6, 2006 (October 5, 2006)
                Date of report (Date of earliest event reported)

                             ALLEGHENY ENERGY, INC.
               (Exact name of registrant as specified in charter)

          Maryland                       1-267                   13-5531602
(State or Other Jurisdiction         (Commission File          (IRS Employer
      of Incorporation)                 Number)              Identification No.)

          800 Cabin Hill Drive
     Greensburg, Pennsylvania                                  15601-1689
(Address of principal executive of offices                      (Zip code)

       Registrant's telephone number, including area code: (724) 837-3000

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange  Act (17  CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Effective October 5, 2006, Allegheny Energy, Inc. (the "Company") adopted an Amended and Restated Revised Plan for Deferral of Compensation of Directors (the "Deferral Plan"), which reflects certain revisions to the Company's previous Revised Plan for Deferral of Compensation of Directors (the "Prior Plan") that are intended to, among other things, ensure compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended ("409A").

         As previously disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, each non-employee member (each, a "Director") of the Company's Board of Directors (the "Board") receives for all services to the Company (a) $25,000 in annual retainer fees, (b) $1,250 for each Board meeting attended and (c) $1,250 for each committee meeting attended, except that members of the Audit Committee of the Board each receive $1,500 for each meeting of the Audit Committee attended. The Chairpersons of the Audit Committee, Management Compensation and Development Committee and Nominating and Governance Committee of the Board receive additional fees for their service as such. In addition, each non-employee Director is entitled to receive 1,000 shares of the Company's Common Stock, par value $1.25 per share (the "Common Stock") per quarter under the Company's Non-Employee Director Stock Plan (the "Stock Plan").

         Under the Deferral Plan, non-employee Directors may elect to defer receipt of all or a portion of their respective director's fees, including shares of Common Stock received under the Stock Plan, for succeeding calendar years. The Deferral Plan, as amended and restated, includes the following changes to the Prior Plan:

          o The Prior Plan permitted Directors to change payment elections for amounts that had been deferred in prior years. The new Deferral Plan eliminates the ability to make payment election changes for amounts previously deferred, except that, as permitted under applicable transition rules pursuant to 409A, Directors will have the ability, in 2006, to make certain changes to their payment elections for all amounts previously deferred under the Deferral Plan.

          o The Prior Plan provided that the Company could, in its discretion, accelerate payment of benefits upon termination of a Director's services on the Board. The new Deferral Plan eliminates the discretionary acceleration of payments under the Deferral Plan.

          o The Prior Plan allowed Directors to elect to receive distributions of previously-deferred compensation in installments. The new Deferral Plan does not provide for installment distributions.

          The Deferral Plan also contains certain provisions that supplement the existing terms of the Prior Plan and describe the administration of the "phantom stock" investment alternative available under the Deferral Plan and the methodology for crediting deferrals and earnings to deferral accounts, calculating distributions and effecting other transactions under the Deferral Plan

         A copy of the Deferral Plan is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         On  October  6,  2006,  the  Company   announced  the   resignation  of
Hyun Park, as Vice President, General Counsel and Secretary of the Company, effective October 17, 2006.

         An Employment Agreement, dated as of April 4, 2005, between Mr. Park and Allegheny Energy Services Corporation, a wholly owned subsidiary of the Company, for itself and as agent for the Company (the "Employment Agreement"), was previously filed with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K filed April 8, 2005. Certain provisions of the Employment Agreement by their terms survive Mr. Park's resignation.

ITEM 8.01         OTHER EVENTS

         David M. Feinberg, currently a Deputy General Counsel of the Company, will succeed Mr. Park as Vice President, General Counsel and Secretary of the Company, effective October 18, 2006.

         The press release announcing Mr. Park's resignation and Mr. Feinberg's appointment is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

Exhibit No.                  Description
--------------------------------------------------------------------------------

   99.1 Amended and Restated Revised Plan for Deferral of Compensation of Directors.

   99.2        Press Release.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ALLEGHENY ENERGY, INC.


Dated:  October 6, 2006                By:      /s/ Philip L. Goulding
                                                --------------------------------
                                       Name:    Philip L. Goulding
                                       Title:   Senior Vice President and
                                                Chief Financial Officer

                                                   EXHIBIT INDEX

Exhibit No.             Description
--------------------------------------------------------------------------------

99.1      Amended and Restated Revised Plan for Deferral of Compensation of
          Directors.

99.2      Press Release.